          As filed with the Securities and Exchange Commission on March 30, 2000
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.
                        ---------------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------

                          MICROWARE SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

                  IOWA                                       42-1073196
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

1500 NORTHWEST 118TH STREET, DES MOINES, IOWA                  50325
(Address of Principal Executive Offices)                     (Zip Code)

                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                KENNETH B. KAPLAN
                          MICROWARE SYSTEMS CORPORATION
                           1500 NORTHWEST 118TH STREET
                             DES MOINES, IOWA 50325
                     (Name and address of agent for service)

                                 (515) 223-8000
          (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                       Proposed      Proposed
                                       maximum       maximum
Title of           Amount              offering      aggregate     Amount of
securities to      to be               price         offering      registration
be registered      registered          per share     price         fee
-------------------------------------------------------------------------------

Common Stock,
no par value       500,000 shares (a)  See note (b)  See note (b)  $1,295.25 (c)

-------------------------------------------------------------------------------

(a) Represents the maximum number of shares which could be purchased under the provisions of the 1999 Employee Stock Purchase Plan.
(b) Purchase price per share for outstanding options is 85% of the lesser of (1) the fair market value on the Offering Date or (2) the fair market value on the Purchase Date.
(c) Registration Fee computed pursuant to Rule 457(h)(1) and based on the average of the high and low prices for March 27, 2000.

                                     PART I*

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


ITEM 1.           PLAN INFORMATION.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

                  * Information required by Part I to be contained in the
                  Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents:

         (1) The Company's annual report on Form 10-K for the year ended March 31, 1999.

         (2) The Company's quarterly reports on Form 10-Q for the quarters ended June 30, 1999, and September 30, 1999.

         (3) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed March 14, 1996, File No. 0-27988, including any amendment or report filed for the purpose of updating such description.


ITEM 4.           DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum LLC, Chicago, Illinois. Mr. Arthur Don, a Director of the Company and a member of D'Ancona & Pflaum LLC, directly owns 100 shares of the registrant's Common Stock, and has the right to acquire up to an additional 40,000 shares of the Common Stock pursuant to outstanding options. Other partners at D'Ancona & Pflaum beneficially own additional shares of the Company's Common Stock, which ownership is not material.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 851 and 856 of the Iowa Business Corporation Act ("Iowa BCA") empower a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorney's fees, judgments, fines and certain settlements) actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceedings, so long as they had no reasonable cause to believe their conduct to have been unlawful. The Registrant's Restated and Amended Articles of Incorporation provide that the Registrant shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by Iowa law.

         Section 832 of the Iowa BCA permits an Iowa corporation to include in its articles of incorporation a provision eliminating or limiting a director's liability to a corporation or its shareholders for monetary damages for breaches of fiduciary duty. The enabling statute provides, however, that liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct, or knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits cannot be eliminated or limited in this manner. The Registrant's Restated and Amended Articles of Incorporation include a provision which eliminates, to the fullest extent permitted, director liability for monetary damages for breaches of fiduciary duty.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.           CONSULTANTS AND ADVISORS

         Not Applicable.

ITEM 9.           EXHIBITS.

         4.1 Restated and Amended Articles of Incorporation of the Company, filed as Exhibit 3.1(a) to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-1, File No. 33-99160, and hereby incorporated by reference.

         4.2 Restated and Amended Bylaws of the Company, filed as Exhibit 3.2(a) to Pre-Effective Amendment No. 3 to the Company's Registration Statement on Form S-1, File No. 33-99160, and hereby incorporated by reference.

         4.3      Microware Systems Corporation 1999 Employee Stock Purchase
                  Plan.

         5.1      Opinion of D'Ancona & Pflaum.

         23.1     Consent of KPMG LLP.

         23.2     Consent of D'Ancona & Pflaum (included in Exhibit 5.1).

         24.1     Powers of Attorney (included herein on the signature page).

ITEM 10.          UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)               To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on the 30th day of March, 2000.

                                  MICROWARE SYSTEMS CORPORATION
                                           (Company)


                                  By:  /s/ Kenneth B. Kaplan
                                     -----------------------------------------
                                        Kenneth B. Kaplan, President
                                        and Chief Executive Officer



         KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Microware Systems Corporation, an Iowa corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Kenneth B. Kaplan and George E. Leonard their true and lawful attorneys-in-fact and agents, with full power and substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to sign any or all pre-effective and post-effective amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


    Signature                                  Title                                          Date
    ---------                                  -----                                          ----
/s/ Kenneth B. Kaplan                   Chairman of the Board,                            March 30, 2000
-----------------------                 President and Chief Executive
Kenneth B. Kaplan                       Officer
                                        (Principal Executive Officer)



/s/ George E. Leonard                   Executive Vice President,                         March 30, 2000
-----------------------                 Chief Financial Officer, Treasurer
George E. Leonard                       and Secretary
                                        (Principal Financial Officer)



/s/ Beth Law                            Chief Accounting Officer,                         March 30, 2000
-----------------------                 Controller and Assistant
Beth Law                                Treasurer
                                        (Principal Accounting Officer)



/s/ Martin Allen                        Director, Managing Director of                    March 30, 2000
-----------------------                 European Operations
Martin Allen


/s/ James A. Gordon                     Director                                          March 30, 2000
-----------------------
James A. Gordon


/s/ Daniel P. Howell                    Director                                          March 23, 2000
-----------------------
Daniel P. Howell


/s/ Dennis E. Young                     Director                                          March 30, 2000
-----------------------
Dennis E. Young


/s/ Arthur Don                          Director                                          March 21, 2000
-----------------------
Arthur Don